                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            INDEPENDENT BANK CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

LOGO

                            NOTICE OF ANNUAL MEETING
                          TO BE HELD ON APRIL 13, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Independent Bank Corp. (the "Company") will be held at the Plimoth Plantation, 137 Warren Avenue, Plymouth, Massachusetts 02360 on Thursday, April 13, 2000 at 3:30 p.m., for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

     (1) To elect five directors to serve as Class I Directors, each for a term of three years and until their successors are elected and qualified;

     (2) To consider and act upon any matters incidental to the foregoing purposes or any of them, and any other business which may properly come before the Annual Meeting or any and all adjournments.

     Stockholders of record of the Company at the close of business on February 18, 2000 are entitled to receive notice of and to vote at the Annual Meeting and at any adjournment(s) thereof.

By Order of the Board of Directors

Linda M. Campion
Clerk



Rockland, Massachusetts
March 13, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             INDEPENDENT BANK CORP.




                                 PROXY STATEMENT





                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share ("Common Stock") of Independent Bank Corp. (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Plimoth Plantation, 137 Warren Avenue, Plymouth, Massachusetts 02360 on Thursday, April 13, 2000 at 3:30 p.m., and at any adjournment or adjournments thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about March 13, 2000.

     Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (1) FOR the election of the five nominees named herein as Class I Directors, and (2) upon such other matters as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company written notice thereof at the Company's principal executive offices located at 288 Union Street, Rockland, Massachusetts 02370, (ii) submitting a duly executed proxy bearing a later date which is received by the Clerk at least one business day prior to the Annual Meeting, or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or adjournments thereof and will not be used for any other meeting.

                                VOTING PROCEDURE

     Only stockholders of record at the close of business on February 18, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof. On the Voting Record Date, there were 14,230,070 shares of Common Stock of the Company issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The By-laws of the Company require that the holders of a majority in interest of all shares of Common Stock then outstanding and entitled to vote be present in person or be represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. A plurality of votes cast by the holders of Common Stock is required for election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting. Abstentions are counted as a negative vote in the tabulations of the votes on proposals presented to stockholders, whereas broker non-votes are disregarded for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes for which authority to vote is withheld will not be counted in the vote and will have no effect.

                              ELECTION OF DIRECTORS
                                 (Notice Item 1)

     The Articles of Organization provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

     The current terms of office of the Class II and Class III Directors do not expire this year, and each director in these classes continues in office. Such directors' current terms expire in 2001 and 2002, respectively. Each director will continue in office until his term expires and until his successor is elected and qualified or until his earlier death, removal or resignation. Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates for the election to the Board of Directors as Class I Directors the five nominees listed below.

     Management knows of no reason why any nominee should not be available for election to the Board of Directors at the time of the Annual Meeting. However, should any of the nominees not be available, it is the intention of the persons named as proxies to act in respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine. In no event will the proxy be voted for any number of directors greater than five.

     The Company's By-laws govern nominations for election to the Board of Directors and require all nominations for election to the Board of Directors other than those made by the Board of Directors to be made by a stockholder of record who has complied with the notice provisions contained therein. Written notice of a stockholder's nomination must be communicated to the attention of the Clerk of the Company and either delivered to, or mailed and received at, the principal executive offices of the Company not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such notice shall include specified matters set forth in the By-laws.

INFORMATION ABOUT NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

     The name of each nominee for election as a Class I Director and each current director who will continue to serve as a director until the annual meetings of stockholders to be held in 2001 and 2002, his age, and his principal occupation, are set forth below. The number of full shares of Common Stock beneficially owned by each nominee and each continuing director at the close of business on January 31, 2000 is set forth below in the table under "Beneficial Ownership." No director of the Company is related to any other director or to any executive officer of the Company by blood, marriage or adoption, except Messrs. Robert J. Spence and William J. Spence, who are brothers, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected a director. Rockland Trust Company, the Company's wholly-owned banking subsidiary, is hereinafter referred to as "Rockland" or the "Bank." Middleborough Trust Company, which was a wholly-owned banking subsidiary of the Company until its merger with and into Rockland in 1992, is hereinafter referred to as "Middleborough."

THE NOMINEES--CLASS I (TERM EXPIRES IN 2000)

     RICHARD S. ANDERSON. Age 57. Mr. Anderson is an owner and principal executive of Anderson-Cushing Insurance Agency, Inc. (insurance broker, Middleborough, Massachusetts). Mr. Anderson became a director of the Company and Rockland in 1992 and served as a director of Middleborough from 1980 until its merger with Rockland.

     KEVIN J. JONES. Age 49. Mr. Jones is Treasurer of Plumbers' Supply Company (wholesale plumbing supplies, Fall River, Massachusetts). Mr. Jones became a director of Rockland in 1997 and a director of the Company in 2000. Mr. Jones also served as a director of Middleborough for two years until its merger with Rockland in 1992.

     LAWRENCE M. LEVINSON. Age 81. Mr. Levinson is a partner in the law firm of Burns & Levinson LLP, Boston, Massachusetts and has been a practicing attorney in Boston since 1948. Mr. Levinson was a director of Rockland from 1960 until 1990, at which time he became an honorary director of Rockland. Mr. Levinson has served as a director of the Company since 1986. Mr. Levinson is also a director of Sonesta International Hotels Corporation.

     RICHARD H. SGARZI. Age 57. Mr. Sgarzi is the President and Treasurer of Black Cat Cranberry Corp. (cranberry grower, Plymouth, Massachusetts). Mr. Sgarzi has served as a director of Rockland since 1980 and of the Company since 1994.

     THOMAS J. TEUTEN. Age 59. Mr. Teuten is President of each of A.W. Perry, Inc. and A.W. Perry Security Corporation (real estate investment, Boston, Massachusetts). Mr. Teuten has served as a director of Rockland since 1975 and of the Company since 1986.

               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                   THE ELECTION OF ALL NOMINEES FOR DIRECTORS.
                PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL
           BE SO VOTED IN THE ABSENCE OF A DIRECTION TO THE CONTRARY.

DIRECTORS CONTINUING IN OFFICE

     CLASS II (TERM EXPIRES IN 2001)

     W. PAUL CLARK. Age 64. Mr. Clark is the President and General Manager of Paul Clark, Inc. (Ford and Volkswagen dealership, Brockton, Massachusetts). Mr. Clark has served as a director of Rockland since 1970 and of the Company since 1986.

     ROBERT L. CUSHING. Age 81. Mr. Cushing is President of the Hanna B. G. Shaw Home for the Aged, Inc. (a non-profit retirement living facility, Middleborough, Massachusetts). Mr. Cushing was a director of Middleborough from 1957 until 1990 at which time he became an honorary director of Middleborough. Mr. Cushing became a director of the Company in 1986 and an honorary director of Rockland in 1992.

     BENJAMIN A. GILMORE, II. Age 52. Mr. Gilmore is President of Gilmore Cranberry Co. (cranberry grower, South Carver, Massachusetts) and Vice-Chairman of the Board of Directors of Ocean Spray Cranberries, Inc. (cranberry products, Lakeville, Massachusetts). Mr. Gilmore became a director of Middleborough in 1989 and a director of the Company and Rockland in 1992.

     WILLIAM J. SPENCE. Age 69. Mr. Spence is President of Massachusetts Bay Lines, Inc. (excursion boat rentals, Boston, Massachusetts) and President of New Boston Concessions, Inc. (food and beverage concessionaire, Boston, Massachusetts). Mr. Spence became a director of Rockland in 1966 and a director of the Company in 1986.

     JOHN H. SPURR, JR. Age 54. Mr. Spurr is Executive Vice President and Treasurer of A. W. Perry, Inc. (real estate investment, Boston, Massachusetts). Mr. Spurr became a director of Rockland in 1985 and a director of the Company in 2000.

     CLASS III (TERM EXPIRES IN 2002)

     ALFRED L. DONOVAN. Age 65. Mr. Donovan is an independent consultant specializing in marketing and business strategy, based in Boston, Massachusetts. Mr. Donovan became a director of Rockland in 1967 and became a director of the Company in 2000.

     E. WINTHROP HALL. Age 65. Mr. Hall is President and Chairman of the Board of Directors of F. L. & J. C. Codman Co. (manufacturers of buffing, polishing, grinding wheels and special machinery, Rockland, Massachusetts). Mr. Hall became a director of Rockland in 1980 and became a director of the Company in 2000.

     DOUGLAS H. PHILIPSEN. Age 61. Mr. Philipsen was appointed Chairman of the Board of Directors of the Company and Rockland in July 1998. Mr. Philipsen joined Rockland in December 1991 as President, Chief Executive Officer and a director. At that time he also became President and a director of the Company. From October 1987 through November 1990, Mr. Philipsen served as President and Chief Executive Officer of Bank of New England-Worcester, Worcester, Massachusetts, and its predecessor financial institutions, Guaranty Bank & Trust and Consumers Savings Bank.

     ROBERT J. SPENCE. Age 71. Mr. Spence is President of Albert Culver Co. (retail fuel company, Rockland, Massachusetts). Mr. Spence has served as a director of Rockland since 1961 and of the Company since 1986. Pursuant to Company policy, Mr. Spence will retire effective April 1, 2000.

     ROBERT D. SULLIVAN. Age 58. Mr. Sullivan is President of Sullivan Tire Company, Inc., (retail and commercial tire and automotive repair service locations throughout Massachusetts, New Hampshire and Rhode Island). Mr. Sullivan has been a director of Rockland since 1979 and became a director of the Company in 2000.

     BRIAN S. TEDESCHI. Age 49. Mr. Tedeschi is Chairman of the Board of Directors of Tedeschi Realty Corp. (real estate development, Rockland, Massachusetts). Mr. Tedeschi has served as a director of Rockland since 1980 and of the Company since 1991.

                              BENEFICIAL OWNERSHIP

     The following table sets forth the beneficial ownership of the Common Stock as of January 31, 2000, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the named executive officers in the Summary Compensation Table set forth under "Executive Compensation", and (iv) all directors and executive officers of the Company as a group. The Company was aware of no other entity that was the beneficial owner of more than 5% of the Company's Common Stock as of January 31, 2000.


                                                                           Amount and
                                                                             Nature
     Name of                                                              of Beneficial      Percent of
     Beneficial Owner                                                       Ownership        Class (1)
     John Hancock Mutual Life Insurance Company
     P.O. Box 111, Boston, MA 02117                                        820,000              5.6%
     Richard S. Anderson                                                    17,728 (2)
     W. Paul Clark                                                         175,737 (3)          1.2%
     Robert L. Cushing                                                      74,600 (4)
     Alfred L. Donovan                                                      40,769 (5)
     * Richard F. Driscoll, Executive Vice President, Retail and
        Operations Division of Rockland                                     82,581 (6)
     * Raymond G. Fuerschbach, Senior Vice President and Human
        Resource Officer of Rockland                                        34,059 (7)
     Benjamin A. Gilmore, II                                                21,451 (8)
     E. Winthrop Hall                                                       20,210 (9)
     Kevin J. Jones                                                         71,401 (10)
     * Ferdinand T. Kelley, Executive Vice President, Commercial
        Lending Division of Rockland and Executive Vice President,
        Asset Management and Trust Services Division of Rockland            64,936 (11)
     Lawrence M. Levinson                                                  224,239 (12)           1.5%
     * Douglas H. Philipsen, Chairman of the Board, President and
        Chief Executive Officer                                            179,534 (13)           1.2%
     * Richard J. Seaman, Chief Financial Officer and Treasurer             63,759 (14)
     Richard H. Sgarzi                                                     144,278 (15)
     Robert J. Spence                                                      283,474 (16)(17)       1.9%
     William J. Spence                                                     248,652 (16)(18)       1.7%
     John H. Spurr, Jr.                                                    329,266 (19)           2.2%
     Robert D. Sullivan                                                     36,331 (20)
     Brian S. Tedeschi                                                     118,690 (21)
     Thomas J. Teuten                                                      334,250 (22)           2.3%
     Directors and executive officers of the Company as a group
        (20 Individuals)                                                 2,241,003 (23)          15.4%


* Executive Officer of the Bank

(1) Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of Common Stock which are subject to stock options exercisable within 60 days of January 31, 2000 are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding Common Stock owned by such person. See "Executive Compensation."

(2) Includes 8,000 shares which Mr. Anderson has a right to acquire immediately through the exercise of stock options granted pursuant to the Company's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan").

(3) Includes 44,752 shares owned by Paul Clark, Inc. and 6,306 shares owned by Paul Clark Investment Co., as to which Mr. Clark has sole voting and investment power, and 12,729 shares owned by Mr. Clark's wife, as to which shares Mr. Clark has shared voting and investment power. Includes 8,000 shares which Mr. Clark has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(4) Includes 3,200 shares owned by Mr. Cushing and his wife, jointly, and 7,200 shares owned by his wife, individually. Mr. Cushing shares voting and investment power with respect to such shares. Includes 20,000 shares owned by a non-profit organization of which Mr. Cushing is an officer and director. Mr. Cushing has voting and dispositive power with respect to such shares. Includes 8,000 shares which Mr. Cushing has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(5) Includes 8,000 shares which Mr. Donovan has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan. Includes 2,674 shares held by Ellien L. Donovan Trust of which Mr. Donovan is a Trustee.

(6) Includes 5,000 shares owned by Mr. Driscoll and his wife, jointly, and 2,196 shares owned by his wife, individually. Mr. Driscoll shares voting and investment power with respect to such shares. Includes 56,709 shares which Mr. Driscoll has a right to acquire within 60 days of January 31, 2000 through the exercise of stock options granted pursuant to the Company's 1987 Incentive Stock Option Plan (the "1987 Plan") and 1997 Employee Stock Option Plan (the "1997 Plan"). See "Executive Compensation."

(7) Includes 32,709 shares which Mr. Fuerschbach has a right to acquire within 60 days of January 31, 2000 through the exercise of stock options granted pursuant to the 1987 Plan and the 1997 Plan. See "Executive Compensation."

(8) Includes 830 shares owned by Mr. Gilmore and his wife, jointly, and 2,216 shares owned by his wife, individually. Mr. Gilmore shares voting and investment power with respect to such shares. Includes 8,000 shares which Mr. Gilmore has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

  (9)Includes 8,000 shares which Mr. Hall has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(10) Includes 4,000 shares owned by Mr. Jones and his wife, jointly, 6,305 shares owned by his wife, individually and 30,000 shares owned by his children. Includes 5,000 shares owned by Plumbers' Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares. Includes 7,000 shares which Mr. Jones has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(11) Includes 106 shares owned by Mr. Kelley and his wife jointly, and 46,709 shares which Mr. Kelley has a right to acquire within 60 days of January 31, 2000 through the exercise of stock options granted pursuant to the 1987 Plan and the 1997 Plan. See "Executive Compensation."

(12) Includes 20,668 shares held in a charitable trust, as to which Mr. Levinson is sole trustee and, as such, has sole voting and investment power with respect to such shares. Includes 2,412 shares owned by Mr. Levinson's wife, individually, and 4,008 shares owned by Mr. Levinson's children. Mr. Levinson shares voting and investment power with respect to the shares owned by his children but not with respect to the shares owned by his wife. Includes 8,000 shares which Mr. Levinson has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(13) Includes 20,519 shares owned by Mr. Philipsen's wife, as to which Mr. Philipsen may be deemed to have shared voting and investment power, and 47,341 shares which Mr. Philipsen has a right to acquire within 60 days of January 31, 2000 through the exercise of stock options granted pursuant to the 1987 Plan and the 1997 Plan. See "Executive Compensation."

(14) Includes 117 shares owned by Mr. Seaman and his wife, jointly. Mr. Seaman shares voting and investment power with respect to such shares, and 53,117 shares which Mr. Seaman has a right to acquire within 60 days of January 31, 2000 through the exercise of stock options granted pursuant to the 1987 Plan and the 1997 Plan. See "Executive Compensation."

(15) Includes 32,000 shares held by Standish Realty Trust of which Mr. Sgarzi is a Trustee. Includes 8,000 shares which Mr. Sgarzi has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(16) Includes 24,327 shares held by a trust, of which Messrs. R. Spence and W. Spence are trustees and, as such, share voting and investment power with respect to such shares.

(17) Includes 46,554 shares owned by Mr. R. Spence's wife and 23,688 shares owned by a trust for the benefit of his daughter of which he is trustee. Mr. R. Spence disclaims beneficial ownership with respect to all of such shares. Includes 5,000 shares which Mr. R. Spence has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(18) Includes 51,090 shares owned by Mr. W. Spence's wife. Mr. W. Spence may be deemed to have shared investment and voting power with respect to such shares. Mr. W. Spence disclaims beneficial ownership of such shares. Includes 8,000 shares which Mr. W. Spence has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(19) Includes 12,995 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 505 shares owned by Mr. Spurr's wife, individually and 300,613 shares owned of record by A. W. Perry Security Corporation, of which Mr. Spurr is Executive Vice President and Treasurer. Includes 2,000 shares which Mr. Spurr has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(20) Includes 20,044 shares held in various trusts, as to which Mr. Sullivan is a trustee and, as such, has voting and investment power with respect to such shares. Includes 7,336 shares owned of record by Sullivan Tire Co., Inc., of which Mr. Sullivan is President. Includes 40 shares owned by Mr. Sullivan's son, of which Mr. Sullivan is custodian and as such, has voting and investment power with respect to such shares and 8,000 shares which Mr. Sullivan has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(21) Includes 1,200 shares owned by Mr. Tedeschi's wife individually, 15,146 shares owned by Mr. Tedeschi's daughter, and 15,146 shares owned by Mr. Tedeschi's son. Mr. Tedeschi may be deemed to have shared voting and investment power with respect to such shares. Includes 8,000 shares which Mr. Tedeschi has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(22) Includes 7,639 shares owned by Mr. Teuten's wife individually, 1,500 shares held in a trust of which Mr. Teuten is a co-trustee and his wife is a beneficiary, 12,992 shares held in a trust over which Mr. Teuten has investment power and his wife is a remainderman, and 300,613 shares owned of record by A.W. Perry Security Corporation, of which Mr. Teuten is President and a Director. Mr. Teuten shares investment and voting power with respect to such shares. Includes 8,000 shares which Mr. Teuten has a right to acquire immediately through the exercise of stock options granted pursuant to the Directors' Option Plan.

(23) This total has been adjusted to eliminate any double counting of shares beneficially owned by more than one member of the group.

1999 MEETINGS AND STANDARD FEE ARRANGEMENTS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 1999, the Board of Directors of the Company had 15 meetings. The Company has standing Executive, Audit, and Stock Option Plan committees of the Board of Directors. The Bank has standing Executive, Audit, Compensation and Trust Committees. The Executive Committee of the Bank is composed of permanent and rotating members. The permanent members are Messrs. Clark, Sgarzi, R. Spence, and Teuten. All other members of the Bank's Board of Directors serve on the Executive Committee of the Bank in a rotating capacity for three months at least once per year.

     No fees were paid to a director who was an employee of the Company or the Bank for attendance at meetings of the Board of Directors of the Company in 1999. All non-employee directors received a $600 fee per meeting for attendance at meetings of the Board of Directors of Rockland. Each non-employee director who was a member of the Company's Audit Committee or Rockland's Executive or Audit Committee received a $600 fee per meeting attended. The Chairman of Rockland's Executive Committee received a $775 fee per Executive Committee meeting attended.

     Those directors who served as permanent members of the Executive Committee of Rockland received an annual retainer of $5,000, except that the Executive Committee Chairman received an annual retainer of $8,500. Those directors who served as rotating members of the Executive Committee of Rockland received an annual retainer of $4,000.

     The Compensation Committee of the Bank held nineteen meetings in 1999. Its membership included permanent members plus those directors serving as rotating members of the Executive Committee of the Bank, at the time of the Compensation Committee meeting. The permanent members were Messrs. Clark, Sgarzi, R. Spence, and Teuten. No fees were paid to any member of the Compensation Committee for attendance at committee meetings.

     The Audit Committee of the Board of Directors, none of whose members is an employee of the Company or Rockland, recommends to the Board of Directors the appointment of a firm of independent certified public accountants to audit the financial statements of the Company. The Committee meets with the independent certified public accountants in connection with the annual and any interim or special audits of the financial statements of the Company made by the independent certified public accountants to discuss the scope of the audit to be conducted and other matters relevant to the audit. The Committee reviews all reports by bank regulatory authorities of their examinations of the Company and Rockland. The Audit Committee periodically reports to the full Board of Directors concerning the activities of the Audit Committee during the year. The Audit Committee held four meetings in 1999. During 1999, its membership consisted of Messrs. Clark (Chairman), Cushing and Levinson. Members of the Audit Committee are elected each year following the annual meeting of stockholders of the Company.

     The Stock Option Plan Committee, subject to the provisions of the Company's 1987 Plan and 1997 Plan (the "Plans"), has plenary authority in its discretion to determine the employees of the Company and Rockland to whom options shall be granted, the number of shares to be granted to each employee, and the time or times at which options should be granted, to interpret the Plans and to prescribe, amend and rescind rules and regulations relating to the Plans. The 1987 Plan expired in 1997 and no additional stock options may be granted under said Plan. The Stock Option Plan Committee held two meetings in 1999. During 1999, its membership consisted of Messrs. Clark, R. Spence and Teuten. Members of the Stock Option Plan Committee are elected each year following the annual meeting of stockholders of the Company.

     Under the Directors' Option Plan, each person who was a non-employee director of the Company or of Rockland on April 16, 1996 automatically received a non-qualified stock option to purchase 5,000 shares of Common Stock at the then fair market value of the Common Stock. Each person who thereafter becomes a non-employee director of the Company or of Rockland shall receive, on the first anniversary of his or her election to such Directors, a non-qualified stock option to purchase 5,000 shares of Common Stock at the then fair market value. Thereafter, each such non-employee director shall receive a non-statutory stock option to purchase 1,000 shares of Common Stock upon the later of (a) the expiration of one year following his or her election to the Board, or (b) the third business day following the day of the annual meeting of stockholders, at the then fair market value.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports on Forms 3, 4, and 5 to indicate ownership and changes in ownership of Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports.

     Based solely upon a review of the copies of such forms and amendments thereto and upon written representations that no Forms 5 were required to be filed, the Company believes that during the year ending December 31, 1999, all
Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with, except that Mr. Lawrence M. Levinson, a director of the Company, failed to file a timely Form 4 with respect to one transaction that occurred in October 1999.

EXECUTIVE OFFICERS OF THE COMPANY AND ROCKLAND

     The names, positions, ages and backgrounds of the executive officers of the Company and Rockland are set forth below. The term of office of each executive officer extends until the first meeting of the Board of Directors of the Company and Rockland following the annual meeting of the Company's stockholders and until his or her successor is chosen and qualified or until his or her earlier resignation, death, removal or disqualification. No executive officer is related to any other executive officer or director by blood, marriage or adoption, and, other than with respect to the employment agreements with Messrs. Philipsen, Seaman, Driscoll, Kelley, and Fuerschbach described under "Executive Compensation," there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was elected as an executive officer.


                                                POSITION WITH
       NAME                              THE COMPANY AND ROCKLAND                                     AGE
---------------------          ----------------------------------------------------                 -------
Douglas H. Philipsen           Chairman of the Board of Directors, President and Chief Executive      61
                               Officer of the Company and Rockland

Richard J. Seaman              Chief Financial Officer and Treasurer of the Company and               41
                               Rockland

Richard F. Driscoll            Executive Vice President, Retail and Operations Division of            56
                               Rockland

Ferdinand T. Kelley            Executive Vice President, Commercial Lending Division and              55
                               Executive Vice President, Asset Management and Trust Services
                               Division of Rockland

Raymond G. Fuerschbach         Senior Vice President and Human Resource Officer of Rockland           49


     Information concerning the business experience of Mr. Philipsen, a director of the Company and Rockland, is provided under the section entitled "Election of Directors."

     RICHARD J. SEAMAN. Mr. Seaman has been the Chief Financial Officer and Treasurer of the Company and Rockland since July 1992. From December 1990 to July 1992, Mr. Seaman was a management consultant with RJS Associates and Danielson Associates, Inc., Rockville, Maryland, providing consulting to the financial services industry on, among other matters, troubled bank rehabilitation.

     RICHARD F. DRISCOLL. Mr. Driscoll has been Executive Vice President, Retail and Operations Division of Rockland since March 1992. Prior thereto, Mr. Driscoll served as Executive Vice President--Dealer Lending Division of Fleet Bank--Massachusetts, N.A. from July 1991 to March 1992.

     FERDINAND T. KELLEY. Mr. Kelley has served as Executive Vice President, Commercial Lending Division of Rockland, since February 1993 and has served as Executive Vice President, Asset Management and Trust Services Division of Rockland, since September, 1999. Prior thereto, Mr. Kelley served as Senior Vice President and Credit Administrator of Multibank Financial Corp., Dedham, Massachusetts, from August 1992 to January 1993. From February 1990 to July 1991, Mr. Kelley was the Regional President of the Worcester Region (Central Massachusetts) of Bank of New England, N.A., and continued in that position with Fleet Bank of Massachusetts, N.A., from July 1991 to August 1992 following the Bank of New England's acquisition by Fleet Bank.

     RAYMOND G. FUERSCHBACH. Mr. Fuerschbach has served as Senior Vice President, Human Resource Officer of Rockland, since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991.

                                  OTHER MATTERS
                                 (Notice Item 2)

     The proxy confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the Annual Meeting. The Board of Directors knows of no other matter to be presented at the Annual Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement do properly come before the Annual Meeting, unless the contrary is indicated.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND STOCK OPTION PLAN COMMITTEES
ON EXECUTIVE COMPENSATION DURING FISCAL 1999

     The executive compensation program of the Company and its subsidiaries has four primary components: base salary, annual cash incentive compensation, long-term compensation (equity based opportunities) and benefits. The base salary, cash incentives and benefits are administered by the Compensation Committee of the Bank. The equity-based opportunities are administered by the Stock Option Plan Committee of the Company. The composition of these Committees includes the outside directors of the Company or the Bank over whose names this report has been made. The Committees strive to balance short and long-term Company performance and shareholder returns in establishing performance criteria. The Committees evaluate executive compensation against these performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, stock option awards and other benefits.

     In 1999 the Compensation Committee engaged Hay Management Consultants ("Hay") to review the base salary ranges for the Bank's senior executives. Hay conducts market analyses of cash compensation and uses its proprietary job evaluation process to recommend salary ranges that reflect competitive factors as well as maintain internal equity. The Executives' salary ranges were adjusted based on Hay's recommendations. Management has used the Hay process since 1993 to establish base salary ranges for most officer positions in the Bank.

     In 1997, the Compensation Committee engaged performance compensation consultants, Sibson and Company, to review the Bank's performance based cash compensation program for senior executives and other officers of the Bank. Sibson's review encompassed total compensation, peer compensation levels, and the linkage between cash incentive compensation, plan results, and bank performance. Sibson found that Rockland's compensation program is competitive and has supported performance improvement in the Bank. Sibson's recommendations were incorporated in the 1998 and 1999 cash incentive compensation program. Final determination of cash incentive awards for 1999 performance will be principally based on the Company's return on average assets and measures of asset quality as compared to appropriate groups of peer financial institutions. Year-end data for peer groups are typically not available until the end of March and final 1999 cash incentive compensation plan determinations will be made at that time.

     In addition to the recommendations of Sibson and Hay, the Bank utilizes SNL Securities SNL EXECUTIVE COMPENSATION REVIEW FOR COMMERCIAL BANKS. This review provides a summary of the compensation of the top five executive officers of all publicly traded U. S. commercial banks as reported in those banks' proxies.

     In determining the level of compensation for the Chief Executive Officer ("CEO") of the Bank, the Compensation and Stock Option Plan Committees review the actual performance of the Company as compared to peer financial institutions' performance as well as the business plan objectives. The salary paid to Mr. Philipsen was increased effective April 1999, a performance bonus was awarded (upon completion of the review of the CEO's 1998 performance in March 1999) and stock options were granted in December 1999. Mr. Philipsen's 1999 performance objectives included new business generation, positioning the Company to effectively compete within its market in the future, effective implementation of the Bank's comprehensive Y2K Plan which began in early 1996, and financial performance of the Bank in comparison to appropriate groups of peer financial institutions. The review of the CEO's performance for 1999 was conducted at executive sessions of the Board of Directors' meetings in July 1999 and again in January 2000. The Compensation Committee will complete this review in March 2000.

     In 1994, the Compensation Committee reviewed the objectives of the Bank's qualified and non-qualified retirement plans in light of the Congressional Omnibus Budget Reconciliation Act of 1993 provisions as they affect qualified retirement plan benefits. The Committee established that the objective of its retirement program will be to replace from all Company funded sources, inclusive of social security, approximately 60% of the average of the highest five year annual covered compensation for a full 25 year career, with proportionate reductions for less than a 25 year career. To accomplish this objective for Mr. Philipsen, in December 1994, the Committee authorized a supplemental retirement program utilizing a split dollar life insurance agreement. In 1998 the Committee amended the objective of its non-qualified retirement program to include incentive compensation in the calculation of retirement income objectives. This was done in response to current peer practices in this area of long-term compensation and is consistent with the results of Hay's published survey of executive retirement practices. In 1999 the Committee authorized a funded Rabbi Trust for Mr. Philipsen to meet the resulting retirement objective.

     Of the other executive officers named in the Summary Compensation Table, Messrs. Seaman, Driscoll, Kelley, Fuerschbach and Ms. Charbonnet* were also granted salary increases and a performance bonus by the Compensation Committee effective April 1999, based on the Bank's improved results and individual performance within the framework of the salary ranges established using the Hay process and the Bank's cash incentive compensation performance program. 1999 performance evaluations for these officers will be completed in March 2000. To accomplish the objectives of the bank's retirement program as stated above, in 1995 the Compensation Committee authorized a supplemental retirement program for Messrs. Seaman, Driscoll, Kelley, Fuerschbach and in 1997 for Ms. Charbonnet utilizing a split dollar life insurance agreement. In 1999 the committee authorized an additional supplemental retirement program to accomplish the objectives of the retirement program as stated above utilizing split dollar life insurance for Messrs. Seaman, Kelley and Fuerschbach and a funded Rabbi Trust for Mr. Driscoll. The expenses of these retirement programs are shown in the Summary Compensation Table.

     Each of the executive officers of the Bank named in the Summary Compensation Table (except Ms. Charbonnet) received stock options in December 1999. Each option, as disclosed in the Summary Compensation Table, provides the right to purchase a fixed number of shares at the fair market value on the business day preceding the grant. The number of shares granted to each executive officer in 1999 reflects the Committee's assessment of the individual's relative contribution to the Company, the long-term compensation practices prevalent in the industry and the impact of such options on shareholder dilution.

  Respectfully submitted by the  Respectfully submitted by the
   Compensation Committee of        Stock Option Plan Committee
   Rockland Trust Company:          of the Company:

  W. Paul Clark        Richard S. Anderson (1)   W. Paul Clark
Richard H. Sgarzi      William J. Spence (1)     Robert J. Spence
Thomas J. Teuten                                 Thomas J. Teuten
Robert J. Spence

February 24, 2000

(1) Rotating members.

* Ms Charbonnet left the Bank during 1999 and Mr. Kelley assumed responsibility for the Asset Management and Trust Services Division.

     SUMMARY COMPENSATION TABLE. The Summary Compensation Table set forth below includes individual compensation information on the Chief Executive Officer and the five other most highly compensated executive officers of the Company and/or its subsidiary whose total annual salary and bonuses exceeded $100,000 for 1999.

                           SUMMARY COMPENSATION TABLE


                                                                           Long Term
                                                                          Compensation
                                                                             Award
                                                                           Securities
                                                                           Underlying
                                                                             Stock                All
                                                  Annual                     Option              Other
Name and Principal Position       Year       Compensation (1)            (# of Shares)        Compensation
                                                                                               (3)(4)(5)
                                            SALARY          BONUS
                                           --------        ---------
Douglas H. Philipsen                1999   $359,427             (2)                    20,025  $153,754
   Chairman, President,             1998    340,920         142,240                    18,775    92,096
     Chief Executive Officer
     and Director
                                    1997    313,115         148,110                    17,900    69,823

Richard J. Seaman                   1999   $175,505             (2)                    11,525   $60,960
   Chief Financial Officer          1998    174,538          54,680                    10,825    25,231
     and Treasurer
                                    1997    133,542          56,530                    10,325    24,962

Debra A. Charbonnet                 1999   $136,613              --                         0   $30,576
   Executive Vice President         1998    137,077          38,410                     7,600    27,898
     Asset Management and
     Trust Services Division
                                    1997     35,808          10,180                    22,250     35,000(6)

Richard F. Driscoll                 1999   $196,191             (2)                    12,125   $89,289
   Executive Vice President         1998    186,431          57,500                    11,375    88,403
     Retail & Operations
     Division
                                    1997    176,722          59,870                    10,850    89,596

Ferdinand T. Kelley                 1999   $196,208             (2)                    12,125   $70,493
   Executive Vice President         1998    186,431          57,500                    11,375    31,791
     Commercial Lending             1997    176,937          59,870                    10,850    45,030
     Division and Asset
     Management and Trust
     Services Division



Raymond G. Fuerschbach              1999   $108,099             (2)                     7,450   $21,422
   Senior Vice President            1998     97,659          19,880                     5,900    15,243
     Human Resources
                                    1997     93,137          20,700                     5,625    15,304


(1) Does not include the dollar value of certain perquisites and personal benefits, the aggregate amount of which is less than 10% of the total annual compensation shown.

(2) Performance based compensation for Messrs. Philipsen, Seaman, Driscoll, Kelley and Fuerschbach for fiscal 1999 results are estimated to be within 15% of $136,710, $52,500, $55,230, $55,230, and $22,620 respectively. The final determination of these amounts will be made in early 2000 and such amounts will be disclosed in the Proxy Statement for the next meeting of stockholders.

(3) Includes the 401(k) Company matching contributions on behalf of these executive officers. 1999--Mr. Philipsen $5,000, Mr. Seaman $5,000, Mr. Driscoll $5,000, Mr. Kelley $5,000, Mr. Fuerschbach $3,198 and Ms. Charbonnet $4,267; 1998--Mr. Philipsen $5,000, Mr. Seaman $4,460, Mr. Driscoll $5,000, Mr. Kelley $5,000, Mr. Fuerschbach, $2,934 and Ms. Charbonnet $1,107; 1997--Mr. Philipsen $4,750, Mr. Seaman $4,018, Mr. Driscoll $4,750 and Mr. Kelley $4,750 and Mr. Fuerschbach, $2,795.

(4)  1999--Consists of $59,631, $20,584, $81,844, $37,903, $12,094 and $26,309
     in the aggregate (premium for term life portion and present value of the benefit aggregated from policy inception to Messrs. Philipsen, Seaman, Driscoll, Kelley, Fuerschbach and Ms. Charbonnet, respectively) related to the purchase of a split dollar life insurance policy(s) for the named executive (for Messrs. Seaman, Kelley and Fuerschbach includes $35,377, $27,590 and $6,130 for split dollar life insurance purchased during 1999 which became effective January 1, 2000); 1998--$62,029, $20,771, $83,403,
     $39,137, $12,309 and $26,791 to Messrs. Philipsen, Seaman, Driscoll, Kelley, Fuerschbach and Ms. Charbonnet, respectively; and 1997--$65,073, $20,944, $84,846, $40,280 and $12,509 for Messrs. Philipsen, Seaman,
     Driscoll, Kelley, and Fuerschbach respectively. These policies provide supplemental retirement benefits for the executive as discussed in the Executive Compensation section. Under the split dollar agreements the Company has a surety interest in the death benefits or cash surrender value under the policy equal to the amount of premiums paid by the Company.

(5) 1999--Consists of $89,123 and $2,445, liability incurred as part of the Company's obligation to fund certain retirement benefits for Messrs. Philipsen and Driscoll, respectively. 1998--$25,067 for Mr. Philipsen.

(6) Includes $35,000 paid to Ms. Charbonnet consistent with her employment agreement with the Bank. Ms. Charbonnet left the Bank in 1999.

     OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth individual grants of options that were made during the last fiscal year to the executive officers named in the Summary Compensation Table. This table is intended to allow stockholders to ascertain the number and size of option grants made during the fiscal year, the expiration date of the grants and the potential realizable value of such options assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the term (ten years) at assumed annualized rates of 5% and 10%.


                                                  Percent of                         Potential Realizable
                                                    Total                             Value at Assumed
                                 Number of         Options                             Annual Rates of
                                Securities        Granted to                             Stock Price
                                Underlying         Employees  Exercise Expiration      Appreciation for
             Name                 Option           in 1999      Price    Date (3)        Option Term



                                                                                          5%        10%
Douglas H. Philipsen              20,025 (1)         14.8%      12.41   12/23/2009     156,240   395,943

Richard J. Seaman                 11,525 (2)          8.5%      12.41   12/23/2009      89,921   227,877

Richard F. Driscoll               12,125 (2)          9.0%      12.41   12/23/2009      94,602   239,741

Ferdinand T. Kelley               12,125 (2)          9.0%      12.41   12/23/2009      94,602   239,741

Debra A. Charbonnet                 --               --            --     --                --        --

Raymond G. Fuerschbach             7,450 (2)          5.5%      12.41   12/23/2009      58,127   147,305


     (1) All of these options become exercisable six months and one day following December 23, 1999.

     (2) One-third of such options become exercisable six months and one day following December 23, 1999, one-third of such options become exercisable on January 2, 2001 and one-third of such options become exercisable on January 2, 2002, unless the holder thereof is terminated without cause (as defined in the Option Agreement) or resigns for good reason (as defined in the Option Agreement), in which case, all of such options become immediately exercisable and remain so for three months following such termination.

     (3) All of these options may expire earlier than December 23, 2009 under certain circumstances involving termination of employment, disability or retirement of the option holder.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.


                                  SHARES                                                   VALUE OF UNEXERCISED
                                 ACQUIRED ON   VALUE        NUMBER OF UNEXERCISED           IN THE MONEY OPTIONS
NAME                              EXERCISE    REALIZED   OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END (1)
                                                         EXERCISABLE     UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
Douglas H. Philipsen                   --        --         85,558          20,025      $ 324,043       $   1,876

Richard J. Seaman                   5,000    46,719         46,068          22,182        215,870           1,080

Richard F. Driscoll                    --        --         49,301          23,324        214,347           1,136

Ferdinand T. Kelley                 7,500    95,156         49,301          23,324        214,347           1,136

Debra A. Charbonnet                    --        --             --              --             --              --

Raymond G. Fuerschbach                 --        --         28,867          13,258        137,817             698


(1) Based upon a closing market price for the Company's Common Stock as of December 31, 1999 of $12.50.

             RETIREMENT PLAN FOR EMPLOYEES OF ROCKLAND TRUST COMPANY

  FINAL AVERAGE


COMPENSATION                                    YEARS OF SERVICE
-------------            -------------------------------------------------------------
                              10         15         20       25        30         35
                         ----------   --------  --------   -------- --------  ----------
$ 50,000                     $7,851    $11,777   $15,702   $19,628   $20,878   $22,128
$100,000                    $17,851    $26,777   $35,702   $44,628   $47,128   $49,628
$150,000                    $27,851    $41,777   $55,702   $69,628   $73,378   $77,128
$160,000 and higher         $29,851    $44,777   $59,702   $74,628   $78,628   $82,628


     DEFINED BENEFIT PENSION PLAN. In 1994 the Rockland Trust Retirement Plan (the "Plan") formula was amended for participants who retired in 1995 and subsequent years of service. The annual normal retirement benefit under the Plan is equal to (a) 2.0% of final average compensation less (b) .65% of covered compensation as defined for Social Security purposes ("Covered Compensation") times (c) years of service to 25. For participants who had completed 20 or more years of service at December 31, 1994 an additional benefit of .5% times final average compensation times service in excess of 25 years but not exceeding ten additional years is provided.

     Examples of approximate annual benefits at normal retirement under the formula are shown above using the 1999 Covered Compensation amount of $33,060 for the offset percentages of the Plan. Benefits for 1999 consider only the first $160,000 of compensation earned by an executive. As of December 31, 1999, Messrs. Philipsen, Seaman, Driscoll, Kelley, Fuerschbach and Ms. Charbonnet had 9, 8, 9, 8, 8 and 2 years of service, respectively.

     The Plan benefit formula for service prior to 1994 is equal to (a) 1 1/2% of a participant's final average compensation times his credited service up to 10 years; plus (b) 2% of his final average compensation times his credited service in excess of 10 years (provided that not more than 20 years of service shall be considered); plus (c) 1/2% of his final average compensation times his credited service in excess of 30 years (provided that no more than 5 years of service over 30 years shall be considered), less the smaller of (i) or (ii) described as follows: (i) .65% times the participant's years of service up to 35, times the lesser of his average annual compensation or his Covered Compensation; or (ii) 1/2 the sum of (a), (b) and (c) above, substituting the lesser of average annual compensation or Covered Compensation for final average compensation, if less. Plan participants are eligible at normal retirement for the benefit derived from the current formula or, if greater, the benefit for service under the prior Plan formula.

     In January 1997 the Plan was joined with The Financial Institutions Retirement Fund. This merger has provided significant expense reductions which began impacting the Bank in 1997 while continuing to provide the benefit structure discussed above.

COMPARATIVE STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative total stockholder return of the Company's Common Stock from December 31, 1994 to December 31, 1999 with the cumulative total return of the NASDAQ Market Index (U.S. Companies) and the NASDAQ Bank Stock Index. The lines in the table below represent monthly index levels derived from compounded daily returns that include all dividends. If the monthly interval, based on the fiscal year end was not a trading day, the preceding trading day was used. The index level for all series was set to 100.0 on December 31, 1994.

                                      LOGO

     EMPLOYMENT AGREEMENTS. In December 1991, Rockland and the Company entered into an employment agreement with Douglas H. Philipsen pursuant to which Mr. Philipsen would serve as President of the Company and President and Chief Executive Officer of Rockland. As amended in 1997, the term of Mr. Philipsen's employment agreement is a rolling 3 years. The agreement provides Mr. Philipsen with a base annual salary of $320,660, which may be increased at the discretion of the Board, the use of a Company-owned automobile, and provides for participation in the various benefit programs provided by the Company, including group life insurance, sick leave and disability, retirement plans and insurance programs. The agreement provides for the establishment by the Company of a Rabbi Trust for the purpose of funding post-retirement tax and other related expenses which may result from the split dollar agreement described in footnote 4 of the Summary Compensation Table and in the report of the Compensation Committee contained elsewhere herein. In the event of a change of control, the Company is obligated to immediately fund the payment of the remaining premiums due with respect to the split dollar agreement. The agreement provides that in the event of an involuntary termination of Mr. Philipsen, by Rockland or the Company, for reasons other than cause, as defined, or resignation by Mr. Philipsen for "good reason," as defined, Mr. Philipsen would (i) continue to receive his base salary for 3 years, plus a sum equal to three times the amount of any incentive payment paid to him within the previous 12 months under the Company's Executive Incentive Compensation Plan and (ii) be entitled to continue to participate in and receive benefits under the Company's group health and life insurance programs for 3 years or at his election to receive a grossed up for taxes bonus payment in an amount equal to the cost to the Company of Mr. Philipsen's participation in such plans and benefits for such three year period. Also, in the event of a termination without cause or a resignation for good reason, all the stock options granted to Mr. Philipsen pursuant to the agreement would remain exercisable for a period of three months following the date of his termination. Resignation for "good reason" under the agreement, means, among other things, the resignation of Mr. Philipsen after (i) the Company or Rockland, without the express written consent of Mr. Philipsen, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland, without cause, substantially changes Mr. Philipsen's core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of Chief Executive Officer and President of Rockland and President of the Company; (iii) the Board of the Company or of Rockland without cause, places another executive above Mr. Philipsen in the Company or Rockland or (iv) a change of control, as defined, occurs. Mr. Philipsen is required to give the Company or Rockland, as the case may be, 30 days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iii) above.

     In March 1992, July 1992, February 1993, October 1994, and September, 1997 Rockland entered into employment agreements with Richard F. Driscoll, Richard J. Seaman, Ferdinand T. Kelley, Raymond G. Fuerschbach and Debra A. Charbonnet, respectively, pursuant to which Mr. Driscoll serves as Executive Vice

President, Retail Operations Division of Rockland, Mr. Seaman serves as Chief Financial Officer and Treasurer of the Company and Rockland, Mr. Kelley serves as Executive Vice President, Commercial Lending Division and Senior Commercial Loan Officer of Rockland, Mr. Fuerschbach serves as Senior Vice President and Human Resource Officer of Rockland, and Ms. Charbonnet served as Executive Vice President, Asset Management and Trust Services Division, and Senior Trust Officer of Rockland. Messrs. Driscoll, Seaman, Kelley, Fuerschbach and Ms. Charbonnet are herein referred to as the Executive(s). Such agreements, as subsequently amended, are terminable at will by either party to each agreement. The agreements provide Messrs. Driscoll, Seaman, Kelley, Fuerschbach and provided Ms. Charbonnet with annual base salaries of $158,600, $114,500, $158,600, $84,600 and $133,000, respectively, which may be increased at the discretion of the Board of Directors of the Bank. The agreements also provide for the use of a Company-owned automobile and participation in Rockland's various benefit programs, including group life insurance, sick leave and disability, retirement plans and insurance programs. As amended in 1996, the agreements further provide that in the event that any Executive is terminated involuntarily for any reason other than cause, as defined, or if an Executive resigns for "good reason," as defined, he or she would be entitled to continue to (i) receive his or her salary for twelve months (unless such termination or resignation follows a change of control, as defined, in which case the Executive shall receive a lump sum payment equal to 24 months salary, plus a lump sum payment equal to two times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Company's Executive Incentive Compensation Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Company's Executive Incentive Compensation Plan) and (ii) participate in and receive benefits under Rockland's group health and life insurance programs for twelve months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a grossed up for taxes bonus payment equal to the cost to Rockland of the Executive's participation in such plans and benefits for such period (unless such termination or resignation follows a change of control, in which case the Executive shall have the right to participate in and receive such benefits for 24 months, or at his or her election, to receive a grossed up for taxes bonus payment in an amount equal to the cost to Rockland of the Executive's participation in such plans and benefits for such period. In the event of a change of control, the Company is obligated to immediately fund the payment of six years of future premiums due with respect to the split dollar agreement), during a 30 day window period 12 months following the occurrence of a change of control of the Company (as defined) the Executive has the unqualified right to resign for any reason or for no reason and receive the resignation for good reason benefit provided for following the occurrence of a change of control. In addition, in the event an Executive is terminated involuntarily for any reason other than for cause or if he or she resigns for good reason, all incentive stock options granted to the Executive would immediately become fully exercisable and would remain exercisable for a period of three months following his termination. Resignation for "good reason" under the agreements, means, among other things, the resignation of the Executive after (i) Rockland, without the express written consent of the Executive materially breaches the agreement to the Executive's substantial detriment; or (ii) the Board of Directors of Rockland, or its President and Chief Executive Officer, without cause, substantially changes the Executive's core duties or removes his or her responsibility for those core duties, so as to effectively cause him or her to no longer be performing the duties for which the Executive was hired. The Executives are required to give Rockland 30 days notice and an opportunity to cure in the case of a resignation for good reason.

     COMPENSATION COMMITTEE AND STOCK OPTION PLAN COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1999, Messrs. Clark, R. Spence, and Teuten, directors of the Company, served as members of the Stock Option Committee of the Company. All members of the Board of Directors of the Company served on the Compensation Committee of the Bank in either a permanent or rotating capacity.

     Rockland leases 2,500 square feet of operations space in Rockland, Massachusetts from A.W. Perry, Inc. for which Rockland paid annual total rent of approximately $37,900 for 1999. Rockland leases 1,606 square feet of space for its North Pembroke lending center and 122 square feet of space for an automated teller machine site from Brigantine Village Realty Trust. During 1999, the total rent for such premises was approximately $46,000. Mr. Teuten is the President of A.W. Perry, Inc. and a trustee of Brigantine Village Realty Trust. Mr. Spurr is the Executive Vice President and Treasurer of A. W. Perry, Inc. These amounts did not exceed 5% of that firm's gross revenues for 1999.

     In August, 1989, A.W. Perry, Inc., a real estate developer, and Rockland entered into a joint venture agreement to develop an office building on a parcel of land containing approximately 186,300 square feet located in Hanover, Massachusetts. Mr. Teuten, a director of the Company, and Mr. Spurr, a director, of the Company are President and Executive Vice President and Treasurer of A.W. Perry, Inc., respectively. Rockland's Asset Management and Trust Services Division is located in this office building. Rental payments for this property in 1999 were approximately $243,000. These amounts did not exceed 5% of that firm's gross revenues for 1999. In November 1997 the aforementioned joint venture entered into a triple net, 99-year ground lease with A. W. Perry, Inc. with respect to a portion of such land (on which a separate building had been constructed). All of the base rent due with respect to such lease ($450,000) was paid to the joint venture upon execution of the lease. In November, 1997, the joint venture made a distribution of such proceeds to Rockland and A. W. Perry, Inc., in accordance with their respective 50% joint venture interests.

     Rockland provides custodial and trust account services to Burns & Levinson LLP, a law firm of which Mr. Levinson is a partner. During the year ended December 31, 1999, Burns & Levinson LLP paid approximately $107,000 to Rockland for such services. Burns & Levinson LLP furnished legal services to the Company for which it received fees that did not exceed 5% of that firm's gross revenues for 1999. It is anticipated that Burns & Levinson LLP will continue to furnish such legal services in the future.

     During 1999, Rockland paid Paul Clark, Inc. of which Mr. Clark, a director of the Company, is President, $30,000 for repair services and the purchase by Rockland of one automobile. These amounts did not exceed 5% of that firm's gross revenues for 1999.

     Rockland leases the 2,500 square feet of space at which its Kingston branch is located from Kingston Associates for which Rockland paid total rent of approximately $43,000 in 1999. Rockland leases the 2,195 square feet of space at which its Whitman branch is located from Whitman Associates for which Rockland paid total rent of approximately $37,000 in 1999. The 2,400 square foot Middleborough Square facility is leased from Middleborough Associates for which Rockland paid total rent of approximately $68,000 in 1999. The 2,400 square foot Cranberry Plaza branch in Wareham is leased from the Darman-Tedeschi Trust for which total rent of approximately $46,000 was paid in 1999. Rockland leases 1,800 square feet at which its Rockland Plaza branch is located from the Rockland Plaza Inc. Nominee Trust for which Rockland paid total rent of approximately $25,000 in 1999. During 1998, Rockland purchased an office condominium from Tedeschi Realty Corporation for $1,074,000 in order to relocate its Hanover Branch. Rockland paid condominium fees of approximately $19,000 in 1999. Mr. Brian S. Tedeschi, a director of the Company, is affiliated with each of the foregoing lessors.

     In the opinion of management of the Company, the terms of the foregoing transactions were no less favorable to the Company than those it could have obtained from an unrelated party providing comparable premises or services.

     CERTAIN OTHER TRANSACTIONS. Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 1999 were, also customers of Rockland in the ordinary course of business, or had loans outstanding from such bank during 1999, including loans of $60,000 or more, and it is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, were prior approved by the respective Board of Directors of Rockland. At December 31, 1999, such loans amounted to approximately $12.6 million (12.8% of total stockholders' equity.) None of these loans to directors, executive officers, or their associates are nonperforming.

     In the opinion of management of the Company, the terms of the foregoing transactions were no less favorable to the Company than those it could have obtained from an unrelated party providing comparable premises or services.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors selected the firm of Arthur Andersen LLP to serve as independent auditors of the Company for 2000. Arthur Andersen LLP served as independent auditors for the Company during 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any proposal which a stockholder wishes to have presented for consideration by all of the Company's stockholders at the next annual meeting of stockholders of the Company will be required pursuant to Rule 14a-8 under the Exchange Act to deliver the proposals to the Company on or prior to November 7, 2000. In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's principal executive offices by January 21, 2001. Please forward any stockholder proposals to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the Notice, proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders. Solicitation of proxies will be made primarily through the use of mails, but regular employees of Rockland may solicit proxies by personal interview or by telephone without additional compensation therefor. The Company will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and reimburse such record holders for their reasonable expenses in so doing. In addition, the Company has retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee for such services is $4,000 plus certain additional charges and reimbursement for out-of-pocket expenses.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 is being mailed with this proxy statement to all stockholders of the Company.

                                   10-K REPORT

     Upon receipt of a written request, the Company will furnish to any stockholder, without charge, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1999, and a list of the exhibits thereto, which is required to be filed with the Securities and Exchange Commission under the Exchange Act. Such written request should be directed to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370. The Form 10-K is not part of the proxy solicitation material.

                                        By Order of the Board of Directors

                                        Linda M. Campion
                                        Clerk


Dated: March 13, 2000

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                        INDEPENDENT BANK CORP.
------------------------------------------------------------------------------


Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                          / /

1.  Election of Directors.                        For all     With-    For All
                                                  Nominees    hold     Except
        (01) Richard S. Anderson
        (02) Kevin J. Jones                          / /       / /       / /
        (03) Lawrence M. Levinson
        (04) Richard H. Sgarzi
        (05) Thomas J. Teuten

    Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


2. To consider and act upon any matters incidental to the foregoing purposes or any of them, and any other business which may properly come before the Annual Meeting or any and all adjournments.


                                                     -------------------------
      Please be sure to sign and date this Proxy.    Date
------------------------------------------------------------------------------


         Stockholder sign here              Co-owner sign here
--------                       ------------                    ---------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


DETACH CARD                                                        DETACH CARD



                        INDEPENDENT BANK CORP.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are two issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach if and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 13, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Independent Bank Corp.

                        INDEPENDENT BANK CORP.

The undersigned, having received a Notice of Meeting and Proxy Statement of the Board of Directors dated March 13, 2000 (hereinafter the "Proxy Statement"), hereby appoint(s) Douglas H. Philipsen, Linda M. Campion and
Tara M. Villanova or any one or more of them attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the Undersigned to attend the Annual Meeting of Stockholders of Independent Bank Corp. to be held at the Plimoth Plantation, 137 Warren Avenue, Plymouth, Massachusetts 02360 on Thursday, April 13, 2000, at 3:30 p.m. and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act in accordance with the instructions set forth on the reverse side hereof as follows:

Attendance of the undersigned at said Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall prior to the vote, affirmatively indicate thereat to the clerk of the Company his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed by the undersigned in that capacity.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1 ON THE REVERSE SIDE HEREOF, IF NO INSTRUCTIONS ARE INDICATED, THE UNDERSIGNED'S VOTE WILL BE CAST IN THE ELECTION OF THE DIRECTORS FOR THE NOMINEES LISTED IN THE PROXY STATEMENT AND FOR EACH OF THE OTHER NOTICE ITEMS SET FORTH BELOW AND DESCRIBED IN THE PROXY STATEMENT.

The undersigned hereby confer(s) upon said attorneys and proxies and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity or other unforeseen emergency.

------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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